                                                                      EXHIBIT 21

LIST OF SUBSIDIARIES

                                                                         Percentage Ownership
             Name                     State of Incorporation             as of July 31, 2002
------------------------------        ----------------------             -------------------
1. Equidyne Systems, Inc.                      California                        100%

2. Equidyne Holdings                        Massachusetts                        100%

3. Dynamic Dental Systems, Inc.                   Georgia                        100%